Exhibit 21
BOK FINANCIAL CORPORATION
SUBSIDIARIES OF THE REGISTRANT

Banking Subsidiaries
BOKF, National Association (1)

Other subsidiaries of BOK Financial Corporation
BOK Capital Services Corporation
BOKF Capital Corporation
BOKF-CC (Collision Works), LLC
BOKFCC (FIXED INCOME I), LLC
BOKFCC (Fixed Income II), LLC
BOKF-CC (FSE), LLC
BOKF-CC (HD Repair), LLC
BOKF-CC (IPS), LLC
BOKF-CC (O2 Concepts), LLC
BOKF-CC (QRC), LLC
BOKF-CC (SSP), LLC
BOKF-CC (Switchgrass), LLC
BOKF-CC (VFP), LLC
BOKFCC Merchant Banking Fund I, LLC
BOKFCC MB II, LLC
BOKFCC MB III, LLC
BOKF Energy Fund Investment I, LLC
BOKF Equity, LLC
BOKF Private Equity Limited Partnership II
BOK Financial Insurance, Inc. (5)
BOK Financial Private Wealth, Inc. (5)
BOK Financial Securities, Inc.
Cavanal Hill Distributors, Inc.
Industrial Pipe & Supply , LLC

RMA Holdings, Inc. (5)
Switchgrass I, LLC
Switchgrass II, LLC
Switchgrass III, LLC
Switchgrass IV, LLC
Switchgrass V, LLC
Switchgrass VI, LLC
Switchgrass Holdings, LLC
Switchgrass Management, LLC
Switchgrass Properties, LLC
Switchgrass Properties II, LLC

Subsidiaries of BOKF, National Association (1)
Affiliated BancServices, Inc.
Affiliated Financial Holding Co.
Affiliated Financial Insurance Agency, Inc.
AWREI, Inc. (5)
BancOklahoma Agri-Service Corporation
BOK Delaware, Inc. (3)
BOK Financial Asset Management, Inc. (2)
BOK Financial Equipment Finance, Inc.
BOK Financial Public Finance, Inc. (5)
BOK Funding Trust (3)
BOKF Community Development Fund, LLC
BOKF Community Development Fund II
BOKF Community Development Corporation
BOKF Investment Fund II, LLC
BOKF Petro Holding, LLC

BOKF Petro Holdings II, LLC

BOKF Petro Holdings III, LLC

BOKF Petro Holdings IV, LLC

BOKF Real Estate Holdings, LLC

BOKF Special Assets I, LLC
BOSC Agency, Inc. (Oklahoma)
BOSC Agency, Inc. (New Mexico) (4)
BOSC Agency, Inc. (Texas) (2)
Cavanal Hill Investment Management, Inc.
Cottonwood Valley Ventures, Inc.

CVV Management, Inc.
CVV Partnership, an Oklahoma General Partnership
Remora Holdings, LLC (3)
Western Real Estate Investors, Inc. (5)

All Subsidiaries listed above were incorporated in Oklahoma, except as noted.
(1)Chartered by the United States Government
(2)Incorporated in Texas
(3)Incorporated in Delaware
(4)Incorporated in New Mexico
(5)Incorporated in Colorado